Exhibit T3A-75

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/23/1999
991557093 — 3147903

CERTIFICATE OF FORMATION

OF

WUS HOLDING, L.L.C.

This Certificate of Formation of WUS Holding, L.L.C. (the “Company”), dated December 23, 1999, is being duly executed and filed by Davor S. Vukadin, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

FIRST. The name of the limited liability company formed hereby is WUS Holding, L.L.C.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o the Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is the Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Davor S. Vukadin
Davor S. Vukadin, Authorized Person

CERTIFICATE OF AMENDMENT

OF

WUS HOLDING, L.L.C.

1.              The name of the limited liability company is WUS Holding, L.L.C.

2.              The Certificate of Formation of the limited liability company is hereby amended as follows:

The registered agent and office is The Corporation Trust Company, 1209 Orange Street Wilmington, DE 19801.

3.              This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of WUS Holding, L.L.C. this 27th day of November, 2002.

/s/ Jennifer McBurnett
Jennifer McBurnett, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 12/03/2002
020741629 — 3147903